As filed with the Securities and Exchange Commission on August 5, 2004
                                                 Registration No.
                                                      333-_______
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                       ___________________

                            FORM S-8

                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                          AIRGAS, INC.
     ______________________________________________________
     (Exact name of registrant as specified in its charter)

         Delaware                                   56-0732648
_______________________________        _______________________________________
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
incorporation or organization)

259 North Radnor-Chester Road, Suite 100
Radnor, Pennsylvania                                   19087-5283
________________________________________            _________________
(Address of Principal Executive Offices)               (Zip Code)

          1997 DIRECTORS' STOCK OPTION PLAN, AS AMENDED
            ________________________________________
                    (Full Title of the Plan)

Dean A. Bertolino, Vice President, General Counsel and Secretary
                          Airgas, Inc.
                          Radnor Court
            259 North Radnor-Chester Road, Suite 100
                 Radnor, Pennsylvania 19087-5283
             _______________________________________
             (Name and address of agent for service)

                         (610) 687-5253
  _____________________________________________________________
  (Telephone number, including area code, of agent for service)
                        _________________
                           Copies to:
                   Nancy D. Weisberg, Esquire
                   McCausland, Keen & Buckman
                          Radnor Court
            259 North Radnor-Chester Road, Suite 160
         Radnor, Pennsylvania 19087      (610) 341-1000

                       CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
                               Proposed         Proposed            Amount of
   Title of     Amount to      Maximum          Maximum             Registration
Securities to      be          Offering Price   Aggregate           Fee
be Registered  Registered (1)  Per Unit (2)     Offering Price (2)
________________________________________________________________________________
Common Stock,
par value $0.01   300,000          $21.405        $6,421,500         $813.60
per share
________________________________________________________________________________

     (1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
     (2) Estimated solely for the purpose of calculating the registration fee under Section 457(h) based upon the average of the low and high prices of Registrant's
          Common Stock on August 4, 2004 on the New York Stock
          Exchange.


      Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8
(Registration No. 333- 42023), is hereby incorporated herein by reference.

Item 8.   Exhibits.

    4*    1997 Directors' Stock Option Plan, as amended.

    5*    Opinion of McCausland, Keen & Buckman.

    23.1* Consent of KPMG LLP.

    23.2* Consent of McCausland, Keen &
          Buckman (included in Exhibit 5).

    24* Power of Attorney (see signature page in Part II of the Registration Statement).

          * Filed herewith

Item 9.   Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on the fourth day of August, 2004.


                                        AIRGAS, INC.
                                        ____________
                                         Registrant


                                    By: /S/ PETER McCAUSLAND
                                    ________________________
                                    Peter McCausland
                                    Director, Chairman of the
                                    Board and Chief Executive Officer


                                    By: /S/ ROGER F. MILLAY
                                    _______________________
                                    Roger F. Millay
                                    Senior Vice President and
                                    Chief Financial Officer
                                    (Principal Financial Officer)


                                    By: /S/ ROBERT M. McLAUGHLIN
                                    ____________________________
                                    Robert M. McLaughlin
                                    Vice President and Controller
                                    (Principal Accounting Officer)

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter McCausland, Dean A. Bertolino and Roger F. Millay, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

     Signature                Title               Date
     _________                _____               ____


/S/WILLIAM O. ALBERTINI
_______________________
William O. Albertini          Director            August 4, 2004


/S/W. THACHER BROWN
_______________________
W. Thacher Brown              Director            August 4, 2004


/S/JAMES W. HOVEY
_______________________
James W. Hovey                Director            August 4, 2004


/S/RICHARD C. ILL
_______________________
Richard C. Ill                Director            August 4, 2004


/S/PAULA A. SNEED
_______________________
Paula A. Sneed                Director            August 4, 2004


/S/DAVID M. STOUT
_______________________
David M. Stout                Director            August 4, 2004


/S/LEE M. THOMAS
_______________________
Lee M. Thomas                 Director            August 4, 2004


/S/ROBERT L. YOHE
_______________________
Robert L. Yohe                Director            August 4, 2004